Exhibit 10.1

AMENDMENT TO THE
2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
OF NOBLE ENERGY, INC.

Pursuant to the provisions of Section 6.03 thereof, the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “Plan”) is hereby amended in the following respects only:

FIRST:  Effective as of September 1, 2008, Section 3.01 of the Plan is hereby amended by restatement in its entirety to read as follows:

3.01           Grant of Options.  On the date a new Non-Employee Director is elected to the Board of Directors, such Non-Employee Director shall be granted an option to purchase the number of whole shares of Common Stock (not to exceed a maximum of 11,200 such shares) that results from dividing $125,000 (or such other amount as shall be specified by the Board of Directors) by the option value per share of Common Stock of the option being granted to such Non-Employee Director.  On each February 1 after the Effective Date, each incumbent Non-Employee Director shall be granted an option to purchase 2,800 shares of Common Stock.  In addition to the foregoing automatic grants of Options, at any time and from time to time the Board of Directors in its discretion may grant an additional Option to any Non-Employee Director who previously has received or concurrently is receiving a February 1 automatic Option grant; provided, however, that the aggregate number of shares of Common Stock that may be subject to Options granted pursuant to this sentence to a particular Non-Employee Director during any calendar year, when added  to the number of shares of Common Stock that are subject to the Option automatically granted to such Non-Employee Director on February 1 of that year, shall not exceed 11,200.  Each Option granted pursuant to the Plan shall be subject to the restrictions, terms and conditions set forth in Section 3.02 below, and to such other restrictions (including forfeiture restrictions), terms and conditions not inconsistent therewith or with the other provisions of the Plan as shall be determined by the Board of Directors in its discretion at the time of the granting of such Option.

SECOND:  Effective as of September 1, 2008, Section 4.01 of the Plan is hereby amended by restatement in its entirety to read as follows:

4.01           Grant of Stock Awards.  On the date a new Non-Employee Director is elected to the Board of Directors, such Non-Employee Director shall be granted a Stock Award of the number of whole shares of Common Stock (not to exceed a maximum of 4,800 such shares) that results from dividing $125,000 (or such other amount as shall be specified by the Board of Directors) by the award value per share of Common Stock of the Stock Award being granted to such Non-Employee Director.  On each February 1 after the Effective Date, each incumbent Non-Employee Director shall be granted a Stock Award of 1,200 shares of Common Stock.  In addition to the foregoing automatic grants of Stock Awards, at any time and from time to time the Board of Directors may grant an additional Stock Award to any Non-Employee Director who previously has received or concurrently is receiving a February 1 automatic Stock Award grant; provided, however, that the aggregate number of shares of Common Stock that may be subject to Stock Awards granted pursuant to this sentence to a particular Non-Employee Director during any calendar year, when added to the number of shares of Common Stock that are subject to the Stock Award automatically granted to such Non-Employee Director on February 1 of that year, shall not exceed 4,800.  Each Stock Award granted pursuant to the Plan shall be subject to the restrictions, terms and conditions set forth in Sections 4.02 and 4.03 below, and to such other restrictions (including forfeiture restrictions), terms and conditions not inconsistent therewith or with the other provisions of the Plan as shall be determined by the Board of Directors in its discretion at the time of the granting of such Stock Award.

IN WITNESS WHEREOF, this Amendment has been executed on this 17 day of October, 2008.

NOBLE ENERGY, INC.

By:           /s/ Charles D. Davidson
Name:      Charles D. Davidson
Title:        President and Chief Executive Officer